UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 16, 2013 (December 13, 2013)
THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, CA 92610
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
(949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On December 13, 2013, the Board of Directors of The Wet Seal, Inc. (“Wet Seal”) was notified that Ms. Mindy C. Meads, a member of the Board of Directors and Chair of the Nominating and Corporate Governance Committee, will resign from the Board in the near future. Ms. Meads desires to devote time to her new position as Chief Executive Officer of Calypso St. Barth and does not have any disagreements with Wet Seal on any matter relating to its operations, policies or practices.

On December 16, 2013, the Board appointed Mr. John Mills to the position of Chair of the Nominating and Corporate Governance Committee. Ms. Meads will continue to serve as a member of that committee until her resignation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: December 16, 2013	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer